Exhibit 99.1

MEDIA CONTACT:

Marci G. Maule

Director of Public Relations

Coinstar Inc.

425-943-8277

mmaule@coinstar.com

INVESTOR CONTACT:

Brian Turner

Chief Financial Officer

425-943-8000

COINSTAR TO ACQUIRE AMERICAN COIN

MERCHANDISING INC.

Two market leaders combine to become one of the largest suppliers of self-service retail devices

The acquisition will broaden Coinstar’s customer base, expand product lines and extend field service reach

BELLEVUE, Wash. — May 24, 2004— Coinstar Inc. (NASDAQ: CSTR), the market leader in self-service coin counting and growing supplier of e-payment services, today announced a definitive agreement to purchase American Coin Merchandising Inc. (“ACMI”) and its parent company, ACMI Holdings Inc., for $235 million in cash. ACMI, operating as SugarLoaf Creations, is a leading owner and operator of coin-operated amusement vending equipment in the United States, with more than 167,000 machines in over 18,000 locations.

ACMI is one of the largest vendors of plush toys in the United States with a product line consisting of skill crane machines, bulk vending, kiddie rides and video games. The company distributes its equipment to mass merchants, supermarkets, warehouse clubs, restaurants, entertainment centers, truck stops, and other distribution channels. Combined, Coinstar and ACMI will have over 40,000 distribution points.

As reported in ACMI’s Form 10-K and Form 10-Qs filed with the SEC, ACMI’s revenue for the last twelve months ended March 31, 2004, was approximately $220 million. As of March 31, 2004, ACMI employed approximately 1,150 people.

“We are very excited about the acquisition of ACMI. We believe that the combined companies will diversify Coinstar’s business and greatly benefit shareholders,” said Dave Cole, Chief Executive Officer of Coinstar Inc. “ACMI is a leader in self-service amusement vending with an extensive distribution network, a strong and growing revenue stream and a customer-focused culture. The combined strengths of the two companies will allow us to penetrate new classes of trade and provide retailers with a single source for a range of front-end consumer services.”

“We are delighted to be joining forces with Coinstar and see great value in their technologically advanced network and established retail relationships,” said Randy Fagundo, Chief Executive Officer of American Coin Merchandising Inc. “Tremendous opportunity exists as we combine our areas of expertise and leverage our ability to cross-sell products into a broadened customer base.”

The combination of ACMI and Coinstar will add new classes of trade, broaden its customer base, diversify products and services, expand the reach of field service, and create a platform for growth across all businesses, including coin counting, e-payments, and amusement vending.

Broadens Customer Base

ACMI has a strong national presence including retail accounts with leading mass merchants, supermarkets, warehouse clubs, restaurants, entertainment centers, truck stops and other distribution channels, which represent over 18,000 locations across the United States. Coinstar’s existing customer base represents approximately 11,000 supermarkets and 13,000 chain drug store locations. Combined, the two companies will have over 40,000 retail locations with a broad geographic reach extending to multiple classes of trade.

Diversifies Products and Services

ACMI is a leading provider in each of its three primary product areas: skill cranes, bulk vending machines, and kiddie rides. These offerings complement Coinstar’s leading coin-counting and emerging e-payment businesses, and will provide retailers with a single-source supplier for a range of their front-end service needs. In addition, opportunities exist for both organizations to cross-sell a broad product portfolio to a diverse set of customers.

Extends Field Service Reach

The reach of the combined Coinstar and ACMI field staff creates an extensive national team with more than 1,250 field employees located throughout the United States. The expanded field presence will create greater route density, and the potential to economically service both urban and rural areas.

Expands E-Payment Opportunities

Coinstar Inc. offers a range of e-payment solutions including prepaid MasterCard® cards, prepaid wireless airtime, prepaid long distance, and electronic payroll services. The ACMI acquisition provides new sales opportunities in certain retail locations that are suited to host Coinstar’s e-payment products through either a stand-alone device or the Company’s in-lane point-of-sale solution.

Business Outlook

The Company expects this transaction to be accretive within the first twelve months, excluding the effects of the amortization of intangible assets. The Company will obtain an independent valuation of certain of ACMI’s tangible and intangible assets which will enable the Company to determine purchase price allocations including amounts assigned to intangible assets and goodwill. As a result, reported GAAP earnings per share will be impacted by the non-cash accounting charges related to such amortization of intangible assets. The Company will give guidance regarding GAAP EPS for the combined companies on the first conference call after the independent valuation of intangible assets is complete.

The transaction is expected to close in the third quarter of this year. As such, guidance for the second quarter for Coinstar Inc. will remain unchanged. Coinstar Inc. will update full-year guidance upon the completion of the transaction, as appropriate.

The purchase price of $235 million will be funded with new debt. As part of the transaction, Coinstar Inc. will not be assuming any of ACMI’s existing debt. Closing is contingent upon certain customary conditions including obtaining Hart-Scott-Rodino and certain other governmental approvals, securing certain contractual consents, and Coinstar’s ability to finance this transaction.

Dave Cole will remain Chief Executive Officer of Coinstar Inc. Randy Fagundo, currently Chief Executive Officer of ACMI, will become President of ACMI and will report directly to Cole. Fagundo will continue to lead the amusement vending business.

JP Morgan and Lehman Brothers advised Coinstar on this transaction.

Conference Call

Coinstar Inc. announced that a conference call to discuss the proposed acquisition of ACMI will be broadcast live over the Internet today, Monday, May 24, 2004, at 9:00 a.m. Eastern Time. The Webcast will be hosted at the “Invest” section of Coinstar’s Web site at www.coinstar.com.

About Coinstar Inc.

Coinstar Inc. owns and operates a network of nearly 11,000 automated self-service coin-counting machines that provide consumers with a convenient means to convert loose coins into cash. Acquisitions during the past year have laid the foundation for the distribution of a wide variety of prepaid products through point-of-sale and self-service kiosks in over 13,000 drugstores, universities, shopping malls and convenience stores, bringing the total to over 24,000 distribution points throughout the United States, Canada and the United Kingdom.

About American Coin Merchandising Inc.

ACMI is a leading owner and operator of coin-operated amusement vending equipment placed at retail locations in the United States. ACMI has placed over 167,000 pieces of vending equipment in over 18,000 retail locations. ACMI’s portfolio of amusement vending equipment consists predominantly of redemption machines such as skill cranes, bulk vending equipment that dispenses candy and novelty items, kiddie rides and video games.

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This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Factors that could cause or contribute to such differences include, but are not limited to, the effect of the acquisition of ACMI, the ability to successfully integrate ACMI’s and Coinstar, Inc.’s businesses, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retail partners for the installation of Coinstar units and the retention of the current agreements with our existing retail partners on terms that are not materially adverse to the company, additional potential competitors, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives (including prepaid services), including but not limited to the ability to attract customers and reach agreements with retail and other partners. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the most recent reports filed with the Securities and Exchange Commission by Coinstar, Inc. and ACMI. These forward-looking statements reflect Coinstar, Inc.’s expectations as of May 24, 2004. Coinstar, Inc. undertakes no obligation to update the information provided herein.